Exhibit 1(a)

                     NORTHSTAR ADVANTAGE SPECIAL FUND

               CERTIFICATE OF AMENDMENT OF DECLARATION OF TRUST

The undersigned being all of the trustees of Northstar Advantage Special Fund, a Massachusetts business trust (the "Trust"), acting pursuant to Section 9.3 of the Trust's Declaration of Trust dated June 2, 1995, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to change the name of the Trust set forth in Section 1.1 thereof as follows;

     1. Section 1.1. of the Declaration of Trust, executed on June 2, 1995, as amended, is hereby amended to read in its entirety as follows:

"Section 1.1 Name. The name of the Trust created hereby is "NORTHSTAR SPECIAL FUND".

IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Declaration of Trust.

Dated: August 1, 1996

___________________________                  _____________________________
      John G. Turner                                 Mark L. Lipson


___________________________                  _____________________________
      Paul S. Doherty                               Robert B. Goode, Jr.


___________________________                  _____________________________
      David W. Wallace                                 Walter May


___________________________                  _____________________________
      David W.C. Putnam                            Alan L. Gosule, Esq.


___________________________
      John R. Smith